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                                                                    Exhibit 21.1

CARRAMERICA REALTY GP HOLDINGS, INC.                             DE
CARRAMERICA REALTY LP HOLDINGS, INC.                             DE
CARRAMERICA REALTY SERVICES, INC.                                DE
CARR REDMOND CORPORATION                                         DE
CARR PARKWAY NORTH I CORPORATION                                 DE
CARRAMERICA DEVELOPMENT, INC.                                    DE
CDC TEXAS HOLDINGS, INC.                                         DE
CDC TEXAS LP HOLDINGS, INC.                                      DE
CARR REAL ESTATE SERVICES, INC.                                  DE
CARR REAL ESTATE SERVICES OF COLORADO, INC.                      DE
CARRAMERICA REALTY PROPERTIES, INC.                              MD
CARC SIXTH STREET GP HOLDINGS, INC.                              DE
CARC SIXTH STREET LP HOLDINGS, INC.                              DE
CARR REALTY, L.P.                                                DE
CARRAMERICA REALTY, L.P.                                         DE
CARR DEVELOPMENT & CONSTRUCTION, L.P.                            DE
SQUARE 24 ASSOCIATES                                             DC
1747 PENNSYLVANIA AVENUE ASSOCIATES, L.P.                        DE
CARR REAL ESTATE SERVICES, L.L.C.                                DE
CARRAMERICA URBAN DEVELOPMENT, L.L.C.                            DE
CARRAMERICA U.S. WEST, L.L.C.                                    DE
CARRAMERICA TECHMART, L.L.C.                                     DE
PALOMAR OAKS, L.L.C.                                             DE
1717 PENNSYLVANIA AVENUE, L.L.C.                                 DE
675 E STREET, L.L.C.                                             DE
CARR REAL ESTATE SERVICES PARTNERSHIP                            DE
CAPITOL 50 ASSOCIATES                                            DC
SQUARE 50 ASSOCIATES                                             DC